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                                   EXHIBIT 5

            Opinion and consent of Brobeck, Phleger & Harrison LLP



                               October 8, 1998



Ascend Communications, Inc.
One Ascend Plaza
1701 Harbor Bay Parkway
Alameda, CA  94502

          Re:  Registration Statement for Offering of
               5,000,000 Shares of Common Stock
                         ----------------------

Ladies and Gentlemen:

          We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 5,000,000 shares of the Common Stock of Ascend Communications, Inc. (the "Company") under the Company's 1998 Supplemental Stock Incentive Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1998 Supplemental Stock Incentive Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP

                                        BROBECK, PHLEGER & HARRISON LLP